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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                              OMEGA WORLDWIDE, INC.
             (Exact name of registrant as specified in its charter)

         MARYLAND                                        38-3382537
  (State of Organization)                   (I.R.S. Employer Identification No.)


       905 WEST EISENHOWER CIRCLE
                SUITE 101                                               48103
           ANN ARBOR, MICHIGAN                                      (Zip Code)
(Address of principal executive offices)





If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ]

        Securities to be registered pursuant to Section 12(b) of the Act:

   TITLES OF EACH CLASS                           NAME OF EXCHANGE ON WHICH
   TO BE SO REGISTERED                         EACH CLASS IS TO BE REGISTERED






                                      None

        Securities to be registered pursuant to Section 12(g)of the Act:

                     COMMON STOCK, PAR VALUE $0.10 PER SHARE
                                (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered.

         A complete description of the shares of Common Stock, par value $0.10 per share, which are to be registered hereunder is contained under the caption "Description of Omega Worldwide Stock" in the prospectus forming a part of the Form S-1 Registration Statement (File No. 333-43417) of Omega Worldwide, Inc. (the "Company"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such description is hereby incorporated by reference and any description included in a form of prospectus subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated herein by reference.

Item 2.  Exhibits.

         A list of exhibits filed herewith or incorporated herein by reference is contained on the Exhibit Index which is incorporated herein by reference.











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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         OMEGA WORLDWIDE, INC.


                                         By:      /s/ David A. Stover
                                            --------------------------------
                                         Name:    David A. Stover
                                         Title:   Vice President and Chief
                                                  Financial Officer

Date:     March 27, 1998






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                                  EXHIBIT INDEX

Exhibit No.        Exhibit

1 Form of Articles of Amendment and Restatement of the Company (Incorporated by reference to Exhibit No. 3.1 to Registration Statement No. 333- 43417)

2 Form of Amended and Restated Bylaws (Incorporated by reference to Exhibit No. 3.2 to Registration
                   Statement No. 333- 43417)

3 Specimen Stock Certificate (Incorporated by reference to Exhibit No. 4.1 to Registration Statement No. 333-43417)